September 12, 2023 2023 Third Quarter Investor Update

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information This earnings presentation includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, often accompanied by words such as “may,” “might,” “could,” “anticipate,” “expect,” and similar terms, are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although this list is not comprehensive, important factors that may cause material differences include the quality and composition of our loan and securities portfolios and the quality and composition of our deposits; changes in general industry, political and economic conditions, including continued high inflation, economic slowdown or recession, or other economic disruptions; changes in interest and reference rates which could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; deterioration in economic conditions that may result in increased loan and leases losses; securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; our ability to recruit and retain talent, including increased competition for qualified candidates as a result of expanded remote-work opportunities and increased compensation expenses; competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services; our ability to complete projects and initiatives and execute on our strategic plans, manage our risks, and achieve our business objectives; our ability to provide adequate oversight of our suppliers or prevent inadequate performance by third parties upon whom we rely for the delivery of various products and services; our ability to develop and maintain technology, information security systems and controls designed to guard against fraud, cybersecurity, and privacy risks; changes and uncertainties in applicable laws, and fiscal, monetary, regulatory, trade, and tax policies, and actions taken by governments, agencies, central banks and similar organizations, including increases in bank fees, capital standards, and other regulatory requirements; adverse media and other expressions of negative public opinion whether directed at us, other banks, the banking industry generally or otherwise that may adversely affect our reputation and that of the banking industry generally; the effects of pandemics and other health emergencies that may affect our business, employees, customers, and communities, such as ongoing effects on availability and cost of labor; the effects of wars and geopolitical conflicts, and other local, national, or international disasters, crises, or conflicts that may occur in the future; natural disasters that may impact our and our customer's operations and business; and governmental and social responses to environmental, social, and governance issues, including those with respect to climate change. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2022 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov). We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

Zions Is A Collection of Community Banks

Key Differentiators: Local decision-making and top-notch service, commercial banking focus, superior credit performance

- Affiliate CEOs "own" their local market opportunities and challenges
- One of only four banks to have averaged 15 or more Greenwich Excellence Awards since 2009
- Roughly **2/3** of revenue from commercial customers
- Best-in-class credit quality
  - **0.09%:** Net charge-offs in 2Q23; consistently among the lowest of peers



THE COMMERCE BANK OF WASHINGTON
THE COMMERCE BANK OF OREGON
NEVADA STATE BANK
CALIFORNIA BANK TRUST
ZIONS BANK.
VECTRABANK COLORADO
NATIONAL BANK OF ARIZONA
AmegyBank.

Zions' Markets[1]

Bank	Headquarters	Ending Deposits	% of Total	Ending Loans	% of Total
Zions Bank	Salt Lake City	$19.4B	26%	$15.2B	27%
CB&T	San Diego	$14.0B	19%	$13.7B	24%
Amegy	Houston	$13.4B	18%	$12.6B	22%
NB|AZ	Phoenix	$7.0B	9%	$5.0B	9%
NSB	Las Vegas	$6.9B	9%	$3.3B	6%
Vectra	Denver	$3.4B	5%	$3.9B	7%
Commerce	Seattle	$1.2B	2%	$1.5B	2%
Brokered / Other	—	$9.1B	12%	$1.7B	3%
Zions Bancorporation	**Salt Lake City**	**$74.3B**	**100%**	**$56.9B**	**100%**

Financial Highlights

Key Metrics	2Q23
Listing	NASDAQ: ZION
Market Capitalization (as of 8/22/23)	$5.2B
Total Assets	$87.2B
Total Loans	$56.9B
Total Deposits	$74.3B
Common Equity Tier 1 Capital	$6.7B
Common Equity Tier 1 Capital Ratio	10.0%
Zions Bancorp. Rating (S&P/Fitch/Kroll)[2]	BBB+ / BBB+ / A-
Rating Outlook (S&P/Fitch/Kroll)[2]	Negative / Stable/ Positive

Source: S&P Global and internal data, as of 2Q23 except where noted.
[1] June 30, 2023, ending balances.
[2] Represents long-term debt / senior debt issuer rating, as of August 22, 2023.

3
ZIONS BANCORPORATION

Zions Consistently Receives National and Local Recognition for Excellence

Affiliates have strong brands in their markets

Greenwich Excellence 2022
Greenwich Best Brand 2022

One of only four banks to have averaged 15 or more Greenwich Excellence Awards since 2009

AMERICAN BANKER

Top Team of Women Bankers[1] (2015-2020)
Most Powerful Women in Banking (2022)

CALIFORNIA BANK & TRUST

San Diego's Best – Union-Tribune Readers Poll 2022
Voted #1 – The Orange County Register – Best of Orange County 2022 – 29th Annual People's Choice

Consistently Voted Best Bank in San Diego and Orange Counties[2]

VECTRA BANK COLORADO

Top Work Places 2022-2023 – The Denver Post
Vectra Bank Colorado is a 2023 Top Workplace! 2 Years Running

Points of Light – The Civic 50 Colorado

Vectra Bank Colorado voted a Top Workplace[5]

WINNER BEST OF STATE UTAH 2022

ZIONS BANK

Business Services – Banking (17th consecutive year)
Business Services – Mortgage Banking
Community Development – Corporate Giving
Community Development – Employer

NATIONAL BANK OF ARIZONA

Ranking Arizona – The Best of Arizona Business

National Bank of Arizona consistently voted #1 Bank in Arizona[3]

NEVADA STATE BANK – THE DOOR TO YOUR FUTURE

Nevada State Bank consistently voted #1 Bank in Nevada[4]

[1] https://www.americanbanker.com/list/most-powerful-women-in-banking-top-teams-zions-bancorp; https://www.americanbanker.com/list/the-most-powerful-women-in-banking-2022; [2] The San Diego Union-Tribune (annually #1 from 2011-2022) and Orange County Register (annually #1 from 2014-2022); [3] Sixteen annual occurrences, Ranking Arizona Magazine; [4] Las Vegas Review-Journal, Reno Magazine and/or Reno Gazette-Journal, Elko Daily Free Press (annual winner since 2017); [5] https://topworkplaces.com/company/vectra-bank-colorado/, https://www.bcivic.org/the-civic-50-colorado

4
ZIONS BANCORPORATION

Zions Finishes Fifth Nationally in 2022 Greenwich Excellence Awards

Zions compares favorably to major competitors (JPMorgan, Bank of America, Wells Fargo, US Bank)

Greenwich Associates Customer Satisfaction (2022)
% Excellent Citations*

(Major Bank Competitors: JP Morgan, Bank of America, Wells Fargo, US Bank)

	Zions Bancorp	Major Bank Competitors (Average Score)	Highest Major Bank Competitor's Score	Zions' Rank
Middle Market (Revenue of $10MM-$500MM)				
Overall Satisfaction - Customers	55	42	48	1st
Bank You Can Trust	75	53	62	1st
Values Long-Term Relationships	73	51	59	1st
Ease of Doing Business	66	45	54	1st
Digital Product Capabilities	51	44	52	2nd
Overall Customer Satisfaction with Bankers	72	55	61	1st
Net Promoter Score**	56	27	45	1st

Greenwich Excellence 2022

Greenwich Excellence Awards

- Ranked ***fifth among all U.S. banks*** in overall Greenwich Excellence Awards and ***first*** in the Middle Market segment, receiving 14 awards
- One of four U.S. banks to average 15 or more wins since the inception of the awards in 2009

Greenwich Best Brand 2022

Greenwich "Best Brand" Awards

- Won all three brand awards in the Middle Market category
  - Bank You Can Trust
  - Values Long-Term Relationships
  - Ease of Doing Business

Source: 2022 Greenwich Associates Market Tracking Program Nationwide .
* Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor
** NPS Range: World Class 70+; Excellent 50+; Very Good 30+; Good 0 - 30; Needs Improvement (100) - 0

5

ZIONS BANCORPORATION

 Earnings and Profitability:  $1.11 diluted earnings/share, compared to $1.33  $790 million adjusted taxable-equivalent revenue, compared to $850 million  $283 million Pre-Provision Net Revenue  $296 million Adjusted PPNR(1), compared to $341 million  $46 million Provision for Credit Losses, compared to $45 million  $166 million Net Income Applicable to Common, compared to $198 million  0.79% Return on Assets (annualized), compared to 0.91%  10.0% Return on Average Tangible Common Equity (annualized), compared to 12.3%  Credit quality:  0.30% Nonperforming Assets + loans 90+ days past due / loans and leases and other real estate owned, from 0.31%  0.09% net loan charge-offs/(recoveries) as a percent of loans, annualized, from 0.00%  Allowance for Credit Losses (“ACL”), of $711 million or 1.25% of loans, from 1.20% 6 Second Quarter 2023 Financial Highlights Improved customer fees offset by lower NII reflecting higher funding costs; Capital and credit quality remain strong Note: For the purposes of comparison in this presentation, we use linked-quarter ("LQ") unless stated otherwise. (1) Adjusted for items such as severance and restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses, and accruals for investment and advisory expenses related to SBIC investments. See Appendix for non-GAAP financial measures.  Loans and Deposits: vs. 1Q23, growth rates not annualized  1.0% increase in period-end loan balances  0.9% increase in average loan balances  7.4% increase in period-end deposits; 3.2% excluding brokered  0.7% decrease in average deposits; 8.6% excluding brokered  77% period-end loan-to-deposit ratio  1.27% cost of average total deposits  Capital:  10.0% Common Equity Tier 1 Ratio (CET1), compared to 9.9%  11.1% (CET1+Allowance for Credit Losses) / Risk-Weighted Assets

$51.8 $53.0 $54.7 $56.2 $56.7 3.67% 4.17% 4.81% 5.30% 5.65% $0.0 $25.0 $50.0 $75.0 $100.0 2Q22 3Q22 4Q22 1Q23 2Q23 Average Loan and Deposit Balances Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits 7 Vs. 1Q23, average loans increased 0.9% in 2Q23; average deposits decreased 0.7% $39.8 $37.8 $36.2 $35.8 $39.8 $41.1 $39.6 $38.0 $34.4 $29.8 0.03% 0.10% 0.20% 0.47% 1.27% $0.0 $25.0 $50.0 $75.0 $100.0 2Q22 3Q22 4Q22 1Q23 2Q23 Average Noninterest-bearing Deposits Average Interest-bearing Deposits ($ billions) ($ billions) Zions’ average cost of total deposits reflect a total deposit beta1 of 25% and an interest-bearing deposit beta of 43% (1) Deposit beta compares the change in the cost of deposits vs. the change in the target fed funds rate relative to 4Q21

Noninterest-Bearing Deposits (“NIB”) Mix Through multiple rate cycles, Zions’ NIB deposit concentration has been consistently among the best of peers Source: S&P Global. The federal funds rate shown on this page has been adjusted such that, for example, the 2007 peak rate of 5.25% is the daily average rate from July 1, 2006 to June 30, 2007, which attempts to reflect the delay between the Fed’s increase or decrease and the response by Zions and the banking industry to increase or decrease rates paid on deposits. Average Noninterest Deposits / Average Total Deposits 0 1 2 3 4 5 6 7 0% 10% 20% 30% 40% 50% 60% 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 2Q 23 ZION Peer Top Quartile Peer Bottom Quartile Avg Fed Funds (6-Mo Lag) Zions ranked 2nd (Left Axis) %  Zions’ NIB deposit mix has consistently exceeded most peers due in part to a higher proportion of operating accounts for businesses  Fluctuation in the NIB mix ratio is to be expected, attributable to factors including:  The absolute and relative level of interest rates  The desired liquidity levels for households and business owners – which may be greater after the global financial crisis and the pandemic  Technological advances – which have reduced the frictional cost of moving money from NIB to IB accounts 8

Securities & Money Market Investments

We have strong on-balance sheet liquidity

Total Securities Portfolio and Money Market Investments

(period-end balances)



($ billions)
$3.5
$26.2
$4.1
$24.2
$3.8
$23.5
$3.4
$22.6
$2.3
$21.6
2Q22
3Q22
4Q22
1Q23
2Q23
Percent of earning assets
36%
34%
33%
32%
30%
Total Securities
Money Market Investments

The investment portfolio is designed to be a storehouse of balance sheet liquidity

- 2Q23 period-end securities declined $950 million. Net cash flow provided by the securities portfolio was $915 million
- The composition of the investment portfolio allows for deep on-balance sheet liquidity through the GCF Repo market
- Approximately 90% of securities are U.S. Government and U.S. Government Agency/GSE securities

After liquidity, the investment portfolio is also used to balance interest rate risk

- The estimated deposit duration at June 30, 2023, of ~2.5 years is assumed to be longer than the loan duration of 1.8 years (including swaps); the investment portfolio brings balance to this mismatch
- The duration of the investment portfolio is 3.7 years (including the impact of fair value hedges) compared to 3.9 years in the prior year quarter

9

ZIONS BANCORPORATION

Loan Growth in Detail Loan growth achieved in several categories: residential real estate, CRE construction and consumer construction Linked Quarter Loan Balance Growth, Excluding PPP Total Loans: +1.0% Linked quarter:  Period-end loans increased $586 million or 1.0%  Loan growth in dollars predominantly in 1-4 Family, Commercial Real Estate Construction, and Consumer Construction  Decline of $33 million (21%) in SBA PPP loans G ro w th R at e: L in ke d Q ua rt er , n ot a nn ua liz ed Dollar Growth: Linked Quarter 10 C&I (ex-Oil & Gas), 1% Owner occupied, 0% CRE C&D, 8% CRE Term, -2% Home Equity, 0% 1-4 Family, 4% Energy (Oil & Gas), 4% Municipal, 0% Other, 9% -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% -$300 -$200 -$100 $0 $100 $200 $300 $400 Note: circle size indicates relative proportion of loan portfolio as of 2Q23. PPP loans, not shown on graph, declined 21% in 2Q23 vs. 1Q23 ($ millions)

$593 $663 $720 $679 $591 2.87% 3.24% 3.53% 3.33% 2.92% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% $0 2Q22 3Q22 4Q22 1Q23 2Q23 Net Interest Income (“NII”) and Net Interest Margin (“NIM”) Net Interest Income Net Interest Margin 11 Increased cost of total deposits negatively impacted the net interest margin in 2Q23 ($ millions) Linked quarter (2Q23 vs. 1Q23):  Net interest income declined 13%  Interest earned on loans increased $65 million  Interest paid on deposits increased $138 million Year-over-year (2Q23 vs. 2Q22):  Net interest income was relatively flat  Higher earning asset yields were offset by increased cost of funding  Interest-earning assets declined as interest-bearing liabilities increased

Net Interest Margin ("NIM")

Earning asset growth and the impact of free funds offset funding costs and positively impacted the margin compared to 2Q22

The NIM benefited early in the cycle as loans repriced more quickly than deposits; this trend changed in 2Q23

- Loan yields have steadily increased as rates have risen
- The previously lagging cost to fund the balance sheet ramped upward in the first half of 2023
- Year-over-year, increased earning asset yields were offset by rising deposit costs

Linked Quarter (2Q23 vs. 1Q23)



3.33%
1Q23
(0.03%)
Money Mkt & Securities
0.34%
Loans
(1.01%)
Deposits
0.05%
Borrowings
0.24%
Free Funds[1]
2.92%
2Q23

Year-Over-Year (2Q23 vs. 2Q22)



2.87%
2Q22
0.24%
Money Mkt & Securities
1.63%
Loans
(1.62%)
Deposits
(1.19%)
Borrowings
0.99%
Free Funds[1]
2.92%
2Q23

(1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest-earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest-bearing liabilities.

12

ZIONS BANCORPORATION

13 Impact of Noninterest-bearing (NIB) Demand Deposits The increased value of noninterest-bearing deposits has exceeded the decline in volumes Average Noninterest-bearing Demand Impact of NIB on NIM 1 Noninterest-bearing demand deposits have declined as interest rates have risen, though the value of these deposits has increased overall  The value of noninterest-bearing funds presented in this chart reflects the impact these funds have on net interest margin  Noninterest-bearing deposits have declined 11 billion or 27% from a peak of $41.1 billion in 2Q22  In 2Q23, noninterest-bearing funds added 106 basis points to the net interest margin, compared to 7 basis points in 2Q22 ($ billions) $40.9 $41.1 $39.6 $38.0 $34.4 $29.8 0.06% 0.07% 0.21% 0.48% 0.83% 1.06% $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 (1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest bearing liabilities.

Monthly Net Interest Income, Net Interest Margin, & Cost of Deposits 14 Net interest income and net interest margin declines leveled off in the second quarter and are stable $238 $219 $222 $204 $194 $193 $197 $199 3.45% 3.49% 3.08% 3.06% 2.81% 2.91% 2.92% 2.96% $0 Jan Feb Mar Apr May June July Aug Net Interest Income Net Interest Margin $35.8 $36.0 $35.7 $38.0 $38.2 $43.3 $46.5 $48.2 $35.6 $34.7 $32.8 $30.7 $29.4 $29.4 $28.6 $28.0 $71.4 $70.6 $68.5 $68.7 $67.7 $72.7 $75.1 $76.2 0.35% 0.47% 0.60% 0.98% 1.21% 1.60% 1.80% 1.94% -0.25% 0.25% 0.75% 1.25% 1.75% 2.25% 2.75% 3.25% $0 Jan Feb Mar Apr May June July Aug Avg. Interest-bearing Deposits Avg. Noninterest-bearing Deposits Average Deposits 2023 2023 ($ billions) ($ millions) Total Cost of Deposits Updated as of August 31st, 2023

Interest Rate Sensitivity – Net Interest Income Sensitivity Analysis

Incorporating recent deposit behavior into interest rate sensitivity analysis suggests reduced asset sensitivity

Simulated Net Interest Income Sensitivity[1]



-200 bps
-100 bps
+100 bps
+200 bps
Standard Models
Adjusted Deposit Assumptions
-12%
-3%
-6%
-1%
6%
1%
12%
3%

- Adjusting deposit assumptions to reflect actual deposit behavior over the past twelve months suggests reduced asset sensitivity
- Asset duration is being managed to reflect emerging liability duration. During Q2, $2.5 billion of received-fixed interest rate swaps were canceled and $2.5 billion of pay-fixed interest rate swaps added

Interest Rate Impacts on Net Interest Income

vs. 2Q23:

***Latent*[2] sensitivity:** NII estimated to decrease by approximately 4% **in 2Q24**

- This reflects a modeled total deposit cost beta of 40% from 4Q21 through 2Q24 in both latent and emergent

***Emergent*[2] sensitivity:** NII estimated to improve by approximately 1%, versus *Latent*, **in 2Q24**

- Adversely affected by the market's expected reduction in the fed funds rate in 1H24

*This estimate does not include any changes to the **size** or **composition** of earning assets; it reflects existing swap maturities and forward-starting swaps*

(1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity, while it assumes a change in composition of deposits (a lesser proportion of noninterest bearing relative to total deposits). (2) *Latent* interest rate sensitivity refers to future changes in Net Interest Income ("NII") based upon past rate movements that have yet to be fully realized in revenue; *Emergent* interest rate sensitivity refers to changes to NII based upon future rate movements implied by the forward rate curve at 6/30/2023.

15

ZIONS BANCORPORATION

$154 $156 $153 $151 $162 2Q22 3Q22 4Q22 1Q23 2Q23 Noninterest Income and Revenue 16 Customer-Related Noninterest Income (1) Total customer-related noninterest income increased 7% vs. 1Q23 and grew 5% from the year-ago period; adjusted revenue decreased 7% vs. 1Q23 and was up 4% from the year-ago period (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the noninterest income table located in the earnings release. (2) Adjusted revenue is the sum of taxable-equivalent net interest income and noninterest income less adjustments. It excludes the impact of securities gains/losses and fair value and non-hedge derivative income. See Appendix for non-GAAP financial measures. ($ millions) $7 65 $8 28 $8 73 $8 39 $7 80 $7 63 $8 28 $8 92 $8 50 $7 90 2Q22 3Q22 4Q22 1Q23 2Q23 Total Revenue (GAAP) Adjusted Revenue (Non-GAAP) Total Revenue (2) ($ millions)

$4 64 $4 79 $4 71 $5 12 $5 08 $4 63 $4 77 $4 72 $5 09 $4 94 60.7% 57.6% 52.9% 59.9% 62.5% 2Q22 3Q22 4Q22 1Q23 2Q23 NIE (GAAP) Adjusted NIE (Non-GAAP) Efficiency Ratio ($ millions) Noninterest Expense 17 Noninterest expense decreased 1% vs. 1Q23 and was up 9% from the year-ago period Total noninterest expense decreased $4 million, compared to the prior quarter, primarily due to seasonal increases during 1Q  Typical seasonal decrease in 2Q offset by $13 million severance expense  $4 million increase in deposit insurance and regulatory expense due to assessment rate increase and balance sheet composition We are focused on flattening operating expense, exclusive of the proposed FDIC Special Assessment Notable items in:  2Q23: $13 million severance expense  1Q23: $13 million LQ increase in share-based compensation  4Q22: $8 million decrease in incentive compensation  2Q22: $3 million higher deposit insurance Noninterest Expense (NIE) (1) (1) Adjusted for items such as severance costs, restructuring costs, and other real estate expense. See Appendix for non-GAAP financial measures.

$300 $351 $420 $341 $296 2Q22 3Q22 4Q22 1Q23 2Q23 Adjusted Pre-Provision Net Revenue (“PPNR”) Adjusted PPNR declined 13% from the prior quarter, primarily due to higher funding costs (1) Adjusted for items such as taxable equivalency, severance costs, restructuring costs, other real estate expense, and securities gains and losses. See Appendix for non-GAAP financial measures. Adjusted PPNR(1) ($ millions) 18 Linked quarter (2Q23 vs. 1Q23):  Adjusted PPNR declined 13% primarily from:  A decrease of 7% in adjusted revenue from increased interest expense, which offset greater interest income and improved noninterest income  Partially offset by a 3% decrease in adjusted noninterest expense  Salary and benefits decreased $28 million, or 8%, excluding the impact of a $13 million severance expense Year-over-year (2Q23 vs. 2Q22):  Adjusted PPNR decreased 1%, attributable in part to:  Net interest income (taxable-equivalent) was relatively stable  Noninterest income increased 10%  Adjusted noninterest expense increased 7% due primarily to salary and benefits and deposit insurance

19 Credit Quality Ratios Net charge-offs remain low, with last 12 months net charge-offs at just 0.07% of average loans Key Credit Metrics  1.3%: Classified loans/loans  Classified balance improved (declined) by 16% in 2Q23 from 1Q23  0.30%: NPAs+90(1)/loans + OREO  NPA balance decreased $9 million or 5% in 2Q23 from 1Q23  Net charge-offs (recoveries), relative to average loans:  0.09% annualized in 2Q23  0.07% over the last 12 months Allowance for Credit Losses:  1.25% of total loans and leases, up 5 basis points from 1Q23 reflecting deterioration in economic forecasts (1) Nonperforming assets plus accruing loans that were ≥ 90 days past due Note: Net charge-offs / average loans and provision / average loans ratios are annualized for all periods shown Credit Quality 0.07% 0.20% (0.02%) 0.00% 0.09% 0.32% 0.54% 0.31% 0.32% 0.32% NCOs / Avg Loans (ann.) Provision / Avg Loans (ann.) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 2Q22 3Q22 4Q22 1Q23 2Q23 Classified / Loans NPAs + 90 / Loans + OREO ACL / Loans

Commercial Real Estate Summary

CRE is 23% of total loans: $12.9 billion total CRE; $10.4 billion term & $2.5 billion construction

Portfolio Composition

As of June 30, 2023



All Other CRE 15%
Multifamily 26%
Residential Construction 4%
Hospitality 5%
Retail 11%
Office 17%
Industrial / Warehouse 22%

- ~80% Term, ~20% Construction
- Portfolio growth has been constrained for over a decade by disciplined concentration limits
- Granular portfolio with solid sponsor or guarantor support
- Well diversified by property type and location

Term CRE

- Conservative weighted-average LTVs (< 60%)
- Near-term maturities ~15-20% per year
- Average & median loan size of $3.1 million & $0.9 million

Construction and Land Development

- Land and A&D less than $250 million
- Total construction portfolio 2.8% criticized; 1.4% classified; 0.0% nonaccrual; 0.1% delinquencies

Office ($2.2B: $2.0B term | $0.2B construction)

- Portfolio is approximately 2/3 suburban and 1/3 CBD
- Average LTV of less than 60%
- 99% of office portfolio in footprint
- Average & median loan size of $4.6 million & $0.9 million
- 6.4% criticized; 4.7% classified; 0.0% nonaccrual; 0.0% delinquencies

Note: Loan-to-value (LTV) calculations reflect most current appraisal in the denominator and the current outstanding balance in the numerator.

20
ZIONS BANCORPORATION

Exercising CRE Discipline Through Growth Management Commercial real estate loan growth lags peers due to continued exercise of concentration risk discipline Data as of June 30, 2023; peer growth rates are normalized for significant acquisitions 0 50 100 150 200 250 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 1Q15 = 100 Commercial Real Estate Excluding Owner Occupied 21 Zions has exercised caution in CRE concentrations for more than a decade and in underwriting standards for many decades.  Key factors for consideration in credit risk within CRE  Measured and disciplined growth compared to peers  Significant borrower equity – conservative LTVs  Disciplined underwriting on debt service coverage  Diversified by geography and asset class  Limited exposure to land / horizontal construction 2Q 23

16% 19% 36% 23% 5% 0% 0% 20% 23% 29% 18% 8% 1% 0% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ CRE Term LTVs Appraised vs. Indexed Most Recent Appraisal Index Adjusted CRE In-Depth Review: Commercial Real Estate 22 Limited tail LTV risk in portfolio; controlled CRE growth over last five years Data is updated through 2Q23. Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. In the “Indexed Value” data series, we have attached the most recent appraisal to the REIS Commercial Property Price Indices (specific to local markets). Percentages shown of CRE property types do not sum to 100% due to other property types not shown. Zions has modest “tail risk” in its CRE portfolio 2.2 2.6 2.4 2.6 2.7 2.5 8.8 9.2 9.5 9.6 9.5 10.4 2Q18 2Q19 2Q20 2Q21 2Q22 2Q23 Construction Outstandings Term Outstandings 2.6% 1.6% -2% 0% 2% 4% 6% 8% 10% 2Q18 2Q19 2Q20 2Q21 2Q22 2Q23 Criticized % Classified % Nonaccrual % TTM NCO % Term WAVG LTV % of CRE Term % of CRE Construction Multi-family 59% 25% 30% Industrial / Warehouse 53% 22% 23% Office 54% 19% 12% Retail 49% 14% 9% Hospitality 50% 6% 8% CRE Portfolio Trends CRE Problem Loan Trends as a percentage of total loans

14% 14% 30% 31% 9% 1% 0% 14% 11% 18% 36% 15% 7% 0% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ CRE Office Term LTVs Appraised vs. Indexed2 Most Recent Appraisal Index Adjusted 5.0% 3.3% -1% 0% 1% 2% 3% 4% 5% 6% 7% 2Q18 2Q19 2Q20 2Q21 2Q22 2Q23 Criticized % Classified % Nonaccrual % TTM NCO % CRE In-Depth Review: Office ($2.2 billion balance) 23Data is updated through 2Q23. (1) Loans >$3 million represents ~90% of the portfolio; lease maturities from $10M+ office exposure. (2) Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. In the “Indexed Value” data series, we have attached the most recent appraisal to the REIS Commercial Property Price Indices (specific to local markets). CRE Office portfolio is 17% of total CRE exposure; conservatively underwritten, lowly levered  Less than $1 million of nonaccruals and no charge-offs in recent years  Median loan size: $890 thousand; average loan size: $4.6 million  Allowance for Credit Losses: 1.8% of total office balances or 28% of criticized balances  31% variable rate with swap, 14% fixed rate, 55% variable rate w/o swap  Stabilized term office portfolio is 86% leased (wtd. avg.)1  Credit tenancy – ~1/3 of portfolio with credit tenant leases1  In-footprint collateral – 99%  Approximately 2/3 suburban, 1/3 central business district Office Problem Loan Trends as a percentage of total loans $0 Net Charge-offs When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs 0.2 0.2 0.1 0.3 0.4 0.2 2.2 2.1 2.2 2.2 1.9 2.0 2Q18 2Q19 2Q20 2Q21 2Q22 2Q23 Office Portfolio Trends Construction Outstandings Term Outstandings ($ billions)

0% 5% 10% 15% 20% 25% 30% CRE Term Office Maturing in 2023 LTVs 0% 5% 10% 15% 20% 25% 30% 35% 2. 25 x+ 1. 76 -2 .0 0x 1. 51 -1 .7 5x 1. 41 -1 .5 0x 1. 31 -1 .4 0x 1. 21 -1 .3 0x 1. 11 -1 .2 0x 1. 01 -1 .1 0x 0. 91 -1 .0 0x <0 .9 x CRE Term Office Maturing in 2023 DSCRs CRE In-Depth Review: Office Loans – Distribution of DSCR, LTV and Loan Maturity Zions has minimal intersecting elements of risk in the office CRE portfolio, while having a significantly large collateral cushion  Remaining 2023 term office maturities = $436 million  Criticized term office loans maturing in 2023 = $40 million (9% of all 2023 term office loan maturities)  Low DSCRs reflect value add or repositioned assets  Portfolio contains guarantor/sponsor support; often structured to require Borrower to address problem loans – e.g., repayment guarantee, re-margin (via capital call or other method), cash flow sweep provisions CRE Office Term by Maturity Most term office loans maturing in 2023 have a low LTV and strong (high) debt service coverage ratios 24Data is updated through 2Q23. Excludes PPP; Includes term. DSCR based on most recent NOI. LTV calculated using most recent appraisal. 436 194 381 232 237 77 407 2023 2024 2025 2026 2027 2028 2029+ ($ millions)

13 .2% 12 .1% 11 .8% 10 .6% 10 .3% 10 .3% 10 .2% 10 .1% 10 .1% 10 .1% 10 .0% 9. 9% 9. 8% 9. 5% 9. 5% 9. 3% 9. 3% EW BC BO KF HW C M TB CM A CF G PN FP W AL RF FN B ZI O N SN V HB AN FI TB AS B W TF C KE Y Common Equity Tier 1 (“CET1”) Capital & Allowance for Credit Losses (“ACL”) Common Equity Tier 1 Capital Ratio 25Data as of 2Q23. Zions Allowance for Credit Losses to Loan Ratio was 1.20% in 1Q23 and 1.25% in 2Q23. Source: Company data and S&P Global. Total Risk-Based Capital for Zions at 1Q23 was 12.4% and at 2Q23 was 12.5% Zions’ CET1 ratio is healthy relative to peers, and is strong relative to the regulatory “well capitalized” threshold of 6.5% 0. 1% 0. 2% 0. 3% 0. 4% 0. 5% 0. 5% 0. 5% 0. 6% 0. 9% 0. 9% 1. 1% 1. 1% 1. 2% 1. 6% 1. 7% 2. 2% 2. 4% CM A W AL HW C EW BC BO KF ZI O N AS B W TF C FN B PN FP KE Y SN V HB AN FI TB M TB CF G RF Trailing 12-month Net Charge-offs / CET1 Capital and Allowance for Credit Losses Median: 10.1% Median: 0.9%

Financial Outlook (2Q24E vs 2Q23A) 26 Outlook Comments Slightly Increasing  Interest rates and economic outlook resulting in softening loan demand Stable to Slightly Decreasing  Funding cost pressures expected to continue despite positive impact of continued asset yield repricing Moderately Increasing  Customer-related noninterest income excludes securities gains/losses, dividends, and gains/losses on the sale of fixed assets Stable  2Q24 expected to be flat to 2Q23 adjusted noninterest expense1  Capital is expected to increase organically Customer-Related Noninterest Income Loan Balances (period-end) Net Interest Income (NII) Capital Adjusted Noninterest Expense (1) Excludes potential impact of FDIC Special Assessment

 Company Abbreviation Key  Financial Results Summary  Loan Portfolio Profile  Interest Rate Risk Detail (incl. Earning Asset Repricing, Interest Rate Swaps)  Deposits Detail (Granularity)  Credit Detail: Credit Quality, Loss Severity  Non-GAAP Financial Measures Appendix 27

Company Abbreviation (Ticker Symbol) Key ASB: Associated Banc-Corp BAC: Bank of America BOKF: BOK Financial Corporation C: Citigroup, Inc. CFG: Citizens Financial Group, Inc. CMA: Comerica Incorporated EWBC: East West Bancorp, Inc. FITB: Fifth Third Bancorp FNB: FNB Corp HCW: Hancock Whitney Corp HBAN: Huntington Bancshares Incorporated JPM: JPMorgan Chase & Co. KEY: KeyCorp MTB: M&T Bank Corporation PNFP: Pinnacle Financial Partners RF: Regions Financial Corporation SNV: Synovus Financial Corp. USB: US Bank WFC: Wells Fargo & Co. WAL: Western Alliance Bancorporation WTFC: Wintrust Financial Corp. ZION: Zions Bancorporation, N.A. GREEN TEXT: Included in Zions’ 2023 peer group as listed in the annual proxy statement (excludes First Republic as it has been acquired by JPM); this group is used by Zions’ board in determining management compensation. BLUE TEXT: Not included in Zions’ peer group as listed in the annual proxy statement, but may be particularly relevant to the topic discussed within these slides 28

Financial Results Summary

Healthy fundamentals, strong credit quality

(Dollar amounts in millions, except per share data)	Three Months Ended June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Earnings Results:				
Diluted Earnings Per Share	$ 1.11	$ 1.33	$ 1.84	$ 1.40
Net Earnings Applicable to Common Shareholders	166	198	277	211
Net Interest Income	591	679	720	663
Noninterest Income	189	160	153	165
Noninterest Expense	508	512	471	479
Pre-Provision Net Revenue - Adjusted (1)	296	341	420	351
Provision for Credit Losses	46	45	43	71
Ratios:				
Return on Assets(2)	0.79 %	0.91 %	1.27 %	0.97 %
Return on Common Equity(3)	13.8 %	17.4 %	25.4 %	15.8 %
Return on Tangible Common Equity, excl. AOCI(3)	10.0 %	12.3 %	16.9 %	13.2 %
Net Interest Margin	2.92 %	3.33 %	3.53 %	3.24 %
Yield on Loans	5.65 %	5.30 %	4.81 %	4.17 %
Yield on Securities	2.55 %	2.46 %	2.42 %	2.10 %
Average Cost of Total Deposits(4)	1.27 %	0.47 %	0.20 %	0.10 %
Efficiency Ratio (1)	62.5 %	59.9 %	52.9 %	57.6 %
Effective Tax Rate	22.6 %	27.7 %	20.9 %	21.9 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.30 %	0.31 %	0.28 %	0.32 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.09 %	0.00 %	(0.02%)	0.20 %
Common Equity Tier 1 Capital Ratio(5)	10.0 %	9.9 %	9.7 %	9.6 %

(1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses and investment and advisory expense related SBIC investments. See Appendix for non-GAAP financial measures. (2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits; (5) Current period ratios and amounts represent estimates

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Loan Portfolio Profile Loan Portfolio Composition Zions’ loan portfolio is skewed towards commercial lending, at 77% of total loans $30,692 , 54% $12,904 , 23% $13,321 , 23% Commercial Commercial Real Estate Consumer Loan Sub-Portfolio Composition 54% 1%1% 30% 14% Commercial and Industrial Paycheck Protection Foreign Loans Leasing Owner Occupied Municipal Loans 19% 81% Construction & Land Development Term 25% 60% 3% 11% 1% Home Equity Credit Line (HECL) 1-4 Family Residential Mortgages - 1st and Jr. Liens Bankcard & Other Revolving Plans Construction & Other Consumer RE Other Consumer Commercial Consumer Commercial Real Estate 30 ($ millions)

Simulated Repricing Expectations: Earning Assets and Loans 31 A substantial portion of earning assets reset within one year with additional resets in later periods Note: Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. 52% 10% 7% 6% 10% 15% 52% 12% 10% 6% 5% 15% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f L oa ns Loans: Rate Reset and Cash Flow Profile Loans After Hedging 40% 11% 8% 7% 11% 23% 40% 13% 10% 7% 7% 23% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f E ar ni ng A ss et s Earning Assets Rate Reset and Cash Flow Profile Earning Assets After Hedging

Interest Rate Swaps at June 30, 2023

Swaps are used to balance our interest rate sensitivity

Interest rate sensitivity is managed in part with portfolio interest rate hedges[1]

- $2.5 billion in interest-rate swaps on loans were terminated in Q2
- $2.5 billion in 5 year pay fixed swaps were added as portfolio layer hedges of the available for sale securities with an average fixed rate of 3.53%

Received-Fixed Rate
Loan & Debt Cash Flow Hedges[2]
(pay floating rate)

	Average Outstanding Notional	Weighted Average Fixed Rate Received	Weighted Average Maturity
1Q22	$3,841	1.82%	11/24
2Q22	$5,583	1.59%	4/25
3Q22	$7,433	1.76%	7/25
4Q22	$8,133	1.91%	8/25
1Q23	$4,433	1.85%	10/24
2Q23	$2,850	2.40%	7/24

Pay-Fixed Rate
Securities Portfolio Fair Value Hedges
(receive floating rate)

	Average Outstanding Notional	Weighted Average Fixed Rate Paid	Weighted Average Maturity
1Q22	$479	1.38%	9/40
2Q22	$990	1.66%	10/40
3Q22	$1,229	1.83%	4/40
4Q22	$1,228	1.83%	4/40
1Q23	$1,228	1.83%	4/40
2Q23	$4,072	3.13%	10/30

(1) Cash flow hedges consist of receive-fixed swaps hedging pools of floating rate loans.
(2) Excludes Swaps with an effective date after the reporting period.

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Concentrations Risk Management: Granularity of Deposits 33 Deposits of both commercial and consumer customers are granular Consumer Customer Deposit Balance Distribution Data as of June 30, 2023. Consumer customers identified if the tax identification record is a social security number or is identified as an individual account and are householded if they share the same address and last name. Customer median balance excludes the effect of zero balance accounts. Trust and estate customers are excluded, as are brokered deposits. Consumer deposits total $23.1 B and account for ~31% of total deposits M in im al e xp os ur e to la rg e ba la nc e de po sit s Commercial Customer Deposit Balance Distribution Commercial deposits total $39.1 B and account for ~53% of total deposits Median balance of <$15,000 Average balance of <$200,000 Median balance of <$5,000 Average balance of <$40,000 0% 10% 20% 30% 40% 50% 60% 70% M in im al e xp os ur e to la rg e ba la nc e de po sit s 0% 10% 20% 30% 40% 50% 60% 70%

Funding – Cost of Total Deposits and Cost of Total Funding Through multiple rate cycles, Zions’ total deposit and funding costs have been consistently among the best of peers Source: S&P Global. The federal funds rate shown on this page has been adjusted such that, for example, the 2007 peak rate of 5.25% is the daily average rate from July 1, 2006 to June 30, 2007, which attempts to reflect the delay between the Fed’s increase or decrease and the response by Zions and the banking industry to increase or decrease rates paid on deposits. 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 2Q 23 ZION Peer Top Quartile Peer Bottom Quartile Avg Fed Funds (6-Mo Lag) Zions ranked 5th Average Cost of Total Funding % Under higher interest rate environments (FF>3%), Zions’ cost of deposits has averaged ~40 bps better than the peer median. Zions vs. Peer Median Green bar = Zions’ cost of deposits is less than peer median; Red bar = Zions’ cost of deposits is greater than the peer median 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 2Q 23 ZION Peer Top Quartile Peer Bottom Quartile Avg Fed Funds (6-Mo Lag) Zions ranked 3rd Average Cost of Total Deposits (0.75) (0.50) (0.25) 0.00 Under higher interest rate environments (FF>3%), Zions’ cost of funding has averaged ~40 bps better than the peer median. % Green bar = Zions’ cost of funding is less than peer median; Red bar = Zions’ cost of funding is greater than the peer median 34 (0.75) (0.50) (0.25) 0.00 0.25 0.50

-0.10% 0.40% 0.90% 1.40% 1.90% 2.40% 2.90% 3.40% 2Q 18 4Q 18 2Q 19 4Q 19 2Q 20 4Q 20 2Q 21 4Q 21 2Q 22 4Q 22 2Q 23 ZION Peer Top Quartile Peer Bottom Quartile Credit Quality Trends Relative to Peers Classified & NPA Ratios Classified Loans and NPAs + 90 DPD, as a percentage of Loans (Excluding PPP) + OREO NCOs / Loans (Excluding PPP) (Trailing 12-month Average) 35 Zions’ NCOs/Loans ratio is frequently in the best (lowest) quartile of peers; very low loss rates on NPAs or classified loans Source: S&P Global, data as of 2Q23, where available. NPAs + 90 DPD = nonperforming assets (nonaccrual loans plus other real estate owned) plus loans 90 days past due and still accruing interest. -0.10% 0.40% 0.90% 1.40% 1.90% 2.40% 2.90% 3.40% 2Q 18 4Q 18 2Q 19 4Q 19 2Q 20 4Q 20 2Q 21 4Q 21 2Q 22 4Q 22 2Q 23 ZION - NPAs Peer Top Quartile - NPAs Peer Bottom Quartile - NPAs ZION - Classified Loans Zions’ NPAs ranked 3rd Zions ranked 6th

11% 13% 15% 24% 26% 27% 30% 31% 34% 46% 49% 50% 55% 57% 58% 60% 61 % W AL M TB ZI O N BO KF AS B CM A FN B EW BC W TF C KE Y CF G HB AN FI TB SN V PN FP RF HW C Loan Loss Severity Annualized NCOs / Nonaccrual Loans Five Year Average (2018Q3 – 2023Q2) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2008Q3 – 2023Q2) 36Source: S&P Global. Calculated using the average of annualized quarterly results. When problems arise, Zions generally experiences less severe loan losses due to strong collateral and underwriting practices 18% 21% 24% 27% 29% 30% 39% 41% 45% 50% 50% 53% 55% 55% 56% 57% 71 % BO KF M TB ZI O N W AL AS B CM A CF G FN B W TF C PN FP KE Y HW C EW BC HB AN RF SN V FI TB

Long-Term View: Credit Quality at the Sub-portfolio Level Zions’ loss rates across nearly all loan portfolio categories are better or much better than peer loss rates In five of the seven major categories in which Zions has significant exposure, Zions’ loss rate has been top quartile Source: S&P Capital IQ Pro. Peers included are listed in the appendix. Sub-portfolio loss ratios calculated by Zions using regulatory data and averaged over the timeframe. Credit cards are not included in the seven categories as it is not a significant concentration for Zions. The order of the portfolios (from left to right) reflects Zions’ recent concentration mix (from high to low). In the “box-and-whiskers” graphic, the box represents the middle two quartiles, segmented with the median line. The end of the whiskers represent the maximum and the minimum of the dataset. 37 Commercial & Industrial Owner Occupied Term CRE (excl. Multifamily) Multifamily 1-4 Family Construction and Land Development HELOC Peer Median: 0.19% ZION: 0.11% Peer Net Charge-offs / Total Loans Ten Year Average (FY 2013 – FY 2022) ZION

Non-GAAP Financial Measures

In millions, except per share amounts

		2Q23	1Q23	4Q22	3Q22	2Q22
Pre-Provision Net Revenue (PPNR)						
(a)	**Total noninterest expense**	**$508**	**$512**	**$471**	**$479**	**$464**
	LESS adjustments:					
	Severance costs	13	1			1
	Other real estate expense					
	Amortization of core deposit and other intangibles	1	2		1	
	Pension Termination related expense					
	Restructuring costs					
	SBIC Investment Success Fee Accrual			(1)	1	
(b)	*Total adjustments*	*14*	*3*	*(1)*	*2*	*1*
(a-b)=(c)	**Adjusted noninterest expense**	**494**	**509**	**472**	**477**	**463**
(d)	Net interest income	591	679	720	663	593
(e)	Fully taxable-equivalent adjustments	11	9	10	10	9
(d+e)=(f)	Taxable-equivalent net interest income (TE NII)	602	688	730	673	602
(g)	Noninterest Income	189	160	153	165	172
(f+g)=(h)	**Combined Income**	**$791**	**$848**	**$883**	**$838**	**$774**
	LESS adjustments:					
	Fair value and nonhedge derivative income (loss)	1	(3)	(4)	4	10
	Securities gains (losses), net	-	1	(5)	6	1
(i)	*Total adjustments*	*1*	*(2)*	*(9)*	*10*	*11*
(h-i)=(j)	**Adjusted revenue**	**$790**	**$850**	**$892**	**$828**	**$763**
(j-c)	**Adjusted pre-provision net revenue (PPNR)**	$296	$341	$420	$351	$300
(c)/(j)	Efficiency Ratio	62.5%	59.9%	52.9%	57.6%	60.7%

Note: Excluding the $13 million gain on sale of bank-owned premises recorded in dividends and other income, the efficiency ratio for the three months ended June 30, 2023 would have been 63.6%.

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39 Non-GAAP Financial Measures (Continued) In millions, except per share amounts 2Q23 1Q23 4Q22 3Q22 2Q22 Net Earnings Applicable to Common Shareholders (NEAC) Net earnings applicable to common $166 $198 $277 $211 $195 Diluted Shares (average) 148 148 149 150 151 (k) Diluted EPS 1.11 1.33 1.84 1.40 1.29 PLUS Adjustments: Adjustments to noninterest expense 14 3 (1) 2 1 Adjustments to revenue (1) 2 9 (10) (11) Tax effect for adjustments (3) (1) (2) 2 2 Preferred stock redemption Total adjustments 10 4 6 (6) (8) (l) Adjustments per share 0.07 0.03 0.04 (0.04) (0.05) (k+l)=(m) Adjusted EPS 1.18 1.36 1.88 1.36 1.24

40 Non-GAAP Financial Measures (Continued) In millions 2Q23 1Q23 4Q22 3Q22 2Q22 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $166 $198 $277 $211 $195 Adjustments, net of tax: Amortization of core deposit and other intangibles 1 1 - 1 - (a) Net earnings applicable to common, net of tax $167 $199 $277 $212 $195 Average common equity (GAAP) $4,818 $4,614 $4,330 $5,303 $5,582 Average goodwill and intangibles (1,063) (1,064) (1,036) (1,021) (1,015) Average accumulated other comprehensive loss (income) 2,931 3,030 3,192 2,075 1,702 (b) Average tangible common equity (non-GAAP) $6,686 $6,580 $6,486 $6,357 $6,269 (c) Number of days in quarter 91 90 92 92 91 (d) Number of days in year 365 365 365 365 365 (a/b/c)*d Return on average tangible common equity (non-GAAP) 10.0% 12.3% 16.9% 13.2% 12.5%